Exhibit 99.5

February 18, 2005

Thomas Volk
EVP, International Field Operations
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)

Dear Thomas:

This is to inform you of your 2005 Executive Compensation as approved by the Compensation Committee.

     Cash Compensation (effective January 1, 2005)

•	Annual base salary: $ 375,000
(Paid semi-monthly at $15,625.00)

•	Incentive bonus target: ($312,000)

•	Total target earnings (TTE): $687,000

You will receive shortly your 2005 Variable Compensation Plan Document with the details of your quota and plan components. Please review it, sign, and return one copy to Nita White-Ivy in Corporate Human Resources within five business days.

     Long-Term Incentives

(g)	Sybase Restricted Stock Grant:

•	7,000 shares (3-year cliff vest)

(h)	Sybase Performance-based Restricted Stock:

•	28,000 shares

Thomas Volk
February 18, 2005

2005 Performance-Based Restricted Stock and Performance Share/Unit
Payout Program

Gate 1: In each of the three years, there needs to be positive cash flow from operations
Gate 2:

Component	Weight	Growth	Threshold	Payout Scale
				Achievement	Payout
Compounded Annual Growth				100%	100%
Rate in Revenue	40%	7.00%	50%	50%	50%
				<50%	no payout

Income Before Tax Growth Rate	35%	10.40%	70%	100%	100%
				70%	70%
				<70%	no payout

Total Shareholder Return (based on S&P 400)	25%	Median	90%	100%	100%
				90%	90%
				<90%	no payout

I also want to take this opportunity to thank you for your contributions in 2004. I look forward to your support and contributions in 2005.

Sincerely,

/s/ JOHN S. CHEN

John S. Chen
Chairman, CEO and President

CC: HR File